Exhibit 10.18

FINANCIAL SUPPORT LETTER

To: VinFast Auto Ltd.

Address: 61 Robinson Road, #06-01, 61 Robinson, Singapore (068893)

Copy: Ernst & Young Vietnam Ltd.

Address: 8th Floor, CornerStone Building, 16 Phan Chu Trinh, Hoan Kiem District, Hanoi, Vietnam

Attention: Mr. Anthony Le Duong – Deputy General Director

Dear Mrs. Le Thi Thu Thuy,

By virtue of the financial support letter (“Support Letter”), in connection with the audit of the consolidated financial statements (“the consolidated financial statements“) of VinFast Auto Ltd. ("the Company") for the year ended 31 December 2023 prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”), Vingroup Joint Stock Company (“the Group”), the parent company of the Company, hereby confirms that the Group will and has the ability to provide financial support for the Company and its subsidiaries, and also will not recall any existing amounts owing to the Group and other subsidiaries of the Group (including trade payables, borrowings and interest payables, financial liabilities in respect of dividend preferred shares and other payables) if the balances are overdue (“Financial Support”). This commitment is to ensure that the Company and its subsidiaries have the ability to operate going concern as defined in Accounting Standards Codification 205-40 and to meet their liabilities as and when they fall due during the next 12 months period from the issuance date of the Company’s consolidated financial statements for the year ended 31 December 2023 (“the Issuance Date of the Consolidated financial statements”). Following the foregoing commitment, upon each specific request to support of the Company and its subsidiaries, the Group will or require its subsidiaries to carry out necessary procedures to facilitate such Financial Support. The value of each specific transaction to be entered into between, on the one side, the Company or any of its subsidiaries, and on the other side, the Group or any of its subsidiaries pursuant to this Support Letter shall not exceed the value threshold of transactions that are subject to the approval authority of its Board of Directors.

The Support Letter is intended to benefit the Company and its subsidiaries only and shall be legally valid for the period of 12 months from the Issuance Date of the Consolidated financial statements. This Support Letter and the acknowledgement by the Company constitute an agreement between the Group and the Company. This Support Letter may not be amended or revoked without the prior written consent of the Company. This Support Letter shall be governed by the laws of Vietnam.

/s/ Nguyen Viet Quang
Nguyen Viet Quang
Chief Executive Officer

On behalf of the Vingroup Joint Stock Company

14th March 2024

Acknowledged and agreed to the Support Letter by VinFast Auto Ltd.

/s/ Le Thi Thu Thuy
Date: 14th March 2024
Name: Le Thi Thu Thuy
Title: Chairwoman and Director